UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2005

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51360 (Commission File Number)	20-2197030 (IRS Employer Identification #)

4643 South Ulster Street, Suite 1300 Denver, CO 80237
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Former address:
12300 Liberty Boulevard, Englewood, CO 80112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Director Compensation Arrangements
     On August 4, 2005, our board of directors determined to amend the Liberty Global, Inc. Compensation Policy for Nonemployee Directors, which provides, among other things, for the payment to our nonemployee directors of annual cash fees and cash fees for attendance at meetings. As amended, the policy permits our nonemployee directors to elect to receive payment of their annual fees in shares of our common stock rather than cash. Annual fees are payable quarterly in arrears. The first quarter with respect to which this election right applies is the quarter ended December 31, 2005.
     Also, at the board meeting, our board of directors determined to amend the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan to provide that stock issued in lieu of annual cash fees shall be issued under such plan and to provide the terms and conditions upon which such stock payments will be made, including the condition that elections be made prior to the calendar quarter with respect to which they apply. Our board also determined that our Series A common stock would be the series of common stock deliverable in lieu of annual cash fees.
     Copies of the Liberty Global, Inc. Compensation Policy for Nonemployee Directors (As Amended and Restated Effective August 4, 2005) and the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 4, 2005) are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by this reference. The foregoing descriptions of the amended policy and amended plan are qualified in their entirety by reference to the full text thereof set forth in Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Name
10.1	Liberty Global, Inc. Compensation Policy for Nonemployee Directors (As Amended and Restated Effective August 4, 2005)

10.2	Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 4, 2005)

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.
By:	/s/ LEONARD P. STEGMAN
Leonard P. Stegman
Vice President

Date: August 9, 2005

3

EXHIBIT INDEX

Exhibit No.	Name
10.1	Liberty Global, Inc. Compensation Policy for Nonemployee Directors (As Amended and Restated Effective August 4, 2005)

10.2	Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 4, 2005)